Exhibit 10.12.11

MRC Global Inc.

Restricted Stock Award Agreement

(Feb. 2015 rev)

This Restricted Stock Award Agreement (this “Agreement”), is made as of [Month Day, Year] (the “Grant Date”), between MRC Global Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”).

1. Grant of Restricted Stock.  The Company hereby grants to the Participant an award of _______ Shares of Restricted Stock (the “Award”).  The Shares granted shall be issued in the name of the Participant as soon as reasonably practicable after the Grant Date and shall be subject to the execution and return of this Agreement by the Participant to the Company (including as Section 21 provides).   The Award is made under and pursuant to the MRC Global Inc. 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated in this Agreement by reference, and the Award is subject to all of the provisions of the Plan. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan.

2. Restrictions on Transfer; Rights of Participant

2.1. The Shares of Restricted Stock may not be sold, transferred, assigned or otherwise disposed of, and may not be pledged or otherwise hypothecated (the “Transfer Restrictions”), until vested pursuant to Section 3 or 4.

2.2. Except as otherwise provided in this Agreement, the Participant shall be entitled, at all times on and after the Grant Date, to exercise all rights of a stockholder with respect to the Shares of Restricted Stock (whether or not the restrictions on the Award shall have lapsed), including the right to vote the Shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Shares of Restricted Stock;  provided, that payment of dividends or distributions that the Company declares or makes on the Restricted Stock shall be deferred and only paid to the Participant at the same time as the Shares of Restricted Stock in respect of which the dividends or distributions were made become vested pursuant to this Agreement.  If Restricted Shares are forfeited under this Agreement, the deferred dividends or distributions only with respect to the forfeited Shares shall also be forfeited.

3. Vesting Schedule.  So long as the Participant has remained an employee of the Company or any of its Subsidiaries continuously from the Grant Date through the applicable vesting date, the Transfer Restrictions shall lapse and the Participant shall become vested in the Award in accordance with the following schedule, subject to Section 4:

Vesting Date	Percentage of Award Vested

First anniversary of Grant Date	34%
Second anniversary of Grant Date	67%
Third anniversary of Grant Date	100%

4. Accelerated Vesting. Notwithstanding Section 3 above, the vesting of the Award shall change upon the occurrence of certain events as follows:

4.1. Death or Disability.   Upon the Participant’s Termination by reason of the Participant’s death or Disability at any time on or after the Grant Date and prior to the third anniversary of the Grant Date,  the Award will be deemed to be vested with respect to an additional 33% of the Shares subject to the Award.

4.2. Change in Control. Upon a Change in Control, the Award shall become 100% vested and all restrictions shall lapse.
4.3. Retirement. If the Participant’s employment with the Company and its Subsidiaries (the “Company Group”) Terminates and either:

(a)the Participant is at least 65 years of age, or

(b)the Participant’s age plus years of service equal to at least 80,

in each case, upon that Termination, the Award shall continue to vest in accordance with the vesting schedule in Section 3 as if the Participant remained employed with the Company and its Subsidiaries so long as the Participant does not engage in a “Prohibited Activity” as defined on Exhibit A. Any Termination described in this Section 4.3 shall in this Agreement be referred to as a “Retirement”.   Notwithstanding the foregoing in this Section 4.3, the Participant must remain employed with the Company on or after the first anniversary of the Grant Date unless the Committee waives this requirement, for this Section 4.3 to have effect.

5. Forfeiture

5.1. Termination of Employment.  Any portion of the Award that has not vested as of the day following the date of the Participant’s Termination for any reason other than Retirement, death or Disability shall be forfeited upon the Termination, and all Shares of Restricted Stock subject to the forfeited portion of the Award shall revert to the Company.

5.2. Retirement.   In the case of a Termination by reason of Retirement, if the Participant engages in any Prohibited Activity (as defined in Exhibit A) following his Retirement, the non-vested portion of the Award may, in the sole discretion of the Committee, be immediately cancelled without payment of consideration therefor. If the Company receives an allegation of a Prohibited Activity, the Company, in its discretion, may suspend the vesting of the Award for up to three months to permit the investigation of the allegation. If the Company determines that the Participant did not engage in any Prohibited Activities, the Company shall deliver any Shares that would have otherwise vested but for the suspension of vesting.

6. Escrow and Delivery of Shares

6.1. Certificates or evidence of book-entry shares representing the Shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Participant or his or her nominee as set forth in Section 6.2, subject to the Participant’s delivery of any transfer or title documents that the Company in its discretion may reasonably require as a condition to the delivery of Shares to the Participant or his or her estate.

6.2. Certificates or evidence of book-entry shares representing those Shares of Restricted Stock that have vested pursuant to Section 3 or 4 hereof shall be delivered to the Participant (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse) or to the Participant’s nominee as soon as practicable following the applicable date as of which the Share vest.

7. Restrictive Covenant.  In consideration of the Award that the Company has granted to Participant in this Agreement, Participant agrees not to engage in Prohibited Activity during Participant’s employment with the Company Group and for a period of [CEO or President:  24][EVPs: 18][SVPs: 12][all others: six] months after Participant’s Termination of employment with the Company Group (the “Restricted Period”).  If the Participant engages in a Prohibited Activity during the Restricted Period, the Company or its appropriate Subsidiaries may seek an injunction from a court of competent jurisdiction to prevent Participant from engaging in the Prohibited Activity during the Restricted Period without the necessity of posting bond or other security to obtain the injunction.  Both the Company and the Participant agree that monetary damages alone are an insufficient remedy for breach of the foregoing covenant.  The Company or its appropriate Subsidiaries may seek monetary damages in addition to an injunction, and the covenant in favor of the Company Group in this Agreement is in addition to, and not in lieu of, any similar covenants that Participant may have entered into in favor of any member of the Company Group in any employment or other agreement.  To the extent that a court of competent jurisdiction rules that the restrictions in the foregoing covenant are too broad, these restrictions shall be interpreted and construed in the broadest possible manner to provide the Company Group the broadest possible protection, including (without limitation) with respect to geographic coverage, activities of the Company Group’s businesses and time of applicability of the restrictions.

8. No Right to Continued Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to Terminate the Participant’s employment, nor confer upon the Participant any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

9. Withholding of Taxes.  Prior to the delivery to the Participant (or the Participant’s estate, if applicable) of Shares of Restricted Stock that have vested pursuant to Section 3 or 4, the Participant (or the Participant’s estate) shall be required to pay to the Company (or any Affiliate that employs the Participant), and the Company (or any Affiliate that employs the Participant) shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of such Award, or any payment or transfer under, or with respect to, such Award, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.    The Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the withholding amount.  The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits under this Agreement.

10. Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto, except as otherwise permitted under the Plan.

11. Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12. Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the jurisdiction set forth in the Plan, without giving effect to the conflicts of laws principles thereof.

13. Securities Laws.   Upon the acquisition of any Shares pursuant to the lapse of restrictions provided for under this Agreement, the Participant will make written representations, warranties and agreements as the Committee may reasonably request to comply with applicable securities laws or with this Agreement.

14. Legend on Certificates.   The certificates representing the Shares acquired pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange unless an exemption to such registration or qualification is available and satisfied.  The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15. Underwriter Lockup Agreement.In the event of any underwritten public offering of securities by the Company, the Participant agrees to the extent requested in writing by a managing underwriter, if any, not to sell, transfer or otherwise dispose of any Shares acquired pursuant to this Award (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days or such shorter period as such managing underwriter may permit.

16. Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Participant’s legal representatives.  All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

17. Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.  By accepting the grant pursuant to this Agreement, the Participant confirms that Participant is subject to the policies of Participant’s employing company within the Company Group (except as may be specifically modified in an employment agreement), including (without limitation) any policy requiring mandatory arbitration of employment disputes and the grant pursuant to this Agreement is further consideration of those policies.

18. Non-Transferability. Subject to the terms of the Plan, no rights under this Agreement shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified Domestic Relations Order (“QDRO”), and, except to the extent otherwise provided in this Agreement, the rights and the benefits of the Agreement may be exercised and received, respectively, during the lifetime of the Participant only by the Participant or by the Participant’s executor, administrator, guardian or other legal representative or by an “alternate payee” pursuant to a QDRO.

19. Entire Agreement.  This Agreement constitutes the entire understanding between the Participant and the Company and its Subsidiaries with respect to the Award, and supersedes all other agreements, whether written or oral, with respect to the Award.

20. Headings; References.  The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Unless the context clearly requires to the contrary, references in this Agreement to Sections mean the sections of this Agreement; references to the singular include the plural, and vice versa; and references to Awards, Shares and Shares of Restricted Stock mean the Awards, Shares and Shares of Restricted Stock subject to this Agreement.

21. Counterparts and Electronic Administration.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.  This Agreement may be signed by indicating assent to be bound by this Agreement through an electronic trading system that the Company establishes or sponsors rather than a physical signature.

22.  Recoupment.  If Participant is subject to the Company’s Executive Compensation Clawback Policy in effect on the Grant Date, Participant agrees that the Award is subject to the terms of the policy as it exists on the Grant Date.

MRC Global Inc.

By:

Name:

Title:

Participant

By:

Name:

Title:

Exhibit A

Non-Competition and Non-Solicitation

 A “Prohibited Activity” shall be deemed to have occurred, if the Participant:

(i) divulges any non-public, confidential or proprietary information of the Company or of its past or present Subsidiaries (collectively, the “Company Group”), but excluding information that:

(a) becomes generally available to the public other than as a result of the Participant’s public use, disclosure, or fault,

(b) becomes available to the Participant on a non-confidential basis after the Participant’s employment termination date from a source other than a member of the Company Group prior to the public use or disclosure by the Participant; provided that the source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation,

(c) is independently developed, discovered or arrived at by the Participant without using any of the information from the Company Group, or

(d) is disclosed by the Participant pursuant to a requirement of law, court order or legal, governmental, judicial, regulatory or similar process, or

(ii) directly or indirectly, consults with, becomes a director, officer or partner of, conducts, participates or engages in, or becomes employed by, any business that is competitive with the business of any current member of the Company Group, wherever from time to time conducted throughout the world, including situations where the Participant solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of any current member of the Company Group.  For the avoidance of doubt, businesses that compete with the Company’s business include (without limitation) the distribution business to the energy industry of Distribution NOW, Lockwood, the Sunbelt and Southwest Stainless businesses of Shale Inland, Russell Metals, the Ferguson division of Wolseley, Van Leeuwen and the distribution businesses of Marubeni and Sumitomo and their successors.